Exhibit 1.1

Execution Version

Krystal Biotech, Inc.

2,666,667 Shares

Common Stock

($0.00001 par value)

Underwriting Agreement

New York, New York

November 30, 2021

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Cowen and Company, LLC

William Blair & Company, L.L.C.

As Representative of the several Underwriters,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, Illinois 60606

Ladies and Gentlemen:

Krystal Biotech, Inc., a corporation organized under the laws of Delaware (the “Issuer”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC (“Goldman Sachs”), BofA Securities, Inc., (“BofA”),Cowen and Company, LLC (“Cowen”) and William Blair & Company, L.L.C. (“William Blair”), are acting as representatives (the “Representatives”), 2,666,667 shares of common stock, $0.00001 par value per share (“Common Stock”) of the Issuer (said shares to be issued and sold by the Issuer being hereinafter called the “Underwritten Securities”). The Issuer and the entities named in Schedule IV hereto (each a “Selling Stockholder” and together, the “Selling Stockholders”) also propose to grant to the Underwriters an option to purchase up to 200,000 additional shares of Common Stock set forth in Schedule II (the “Issuer Option Securities”) and up to 200,000

additional shares of Common Stock as set forth on Schedule IV (the “Selling Stockholders’ Option Securities”), respectively (the Issuer Option Securities and the Selling Stockholders’ Option Securities together hereinafter the “Option Securities,” and(the Option Securities, together with the Underwritten Securities, hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriter shall mean either the singular or plural as the context requires. The offering and sale of the Securities contemplated by this Agreement is referred to herein as the “Offering.”

As used in this underwriting agreement (this “Agreement”), the “Registration Statement” means the registration statement referred to in paragraph 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date, and, in the event any post- effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement, any post- effective amendment or amendments or any Rule 462(b) Registration Statement became or becomes effective; the “Base Prospectus” means the base prospectus referred to in paragraph 1(a) hereof contained in the Registration Statement at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); the “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) hereof which is used prior to the filing of the Final Prospectus, together with the Base Prospectus; and the “Final Prospectus” means the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time, together with the Base Prospectus.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Base Prospectus; (ii) the Preliminary Prospectus used most recently prior to the Execution Time; (iii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”), identified in Schedule III hereto; and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1. Representations and Warranties.

(i) The Issuer represents and warrants to, and agrees with, each Underwriter as set forth below:

(a) The Issuer meets the requirements for use of an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, on Form S-3 under the Securities Act and has prepared and filed with the SEC an automatic shelf registration statement on Form S-3 (registration no. 333-237983), including a related Base Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement became effective upon filing. The Issuer may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time;

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof;

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an ineligible issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer;

(e) From the time of initial filing of the Registration Statement with the SEC through the Execution Time, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”);

(f) [Intentionally Omitted];

(g) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof;

(h) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(i) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on (i) the financial condition, business, properties or prospects of the Issuer and its subsidiaries, taken as a whole or (ii) the Issuer’s performance of this Agreement or any of the transactions contemplated hereby (clauses (i) and (ii), each a “Material Adverse Effect”), except as set forth in or contemplated in the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any supplement thereto);

(j) The Issuer has an authorized capitalization as set forth in the Disclosure Package and Prospectus, and all of the issued and outstanding shares of capital stock of the Issuer have been duly and validly authorized and issued, are fully-paid and non-assessable and conform to the descriptions thereof contained in the Disclosure Package and the Final Prospectus;

(k) There is no franchise, contract or other document of a character required to be described in the Registration Statement, Disclosure Package or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus);

(l) This Agreement has been duly authorized, executed and delivered by the Issuer;

(l) The Issuer is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(m) No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body with jurisdiction over the Issuer is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Securities Act; (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, Disclosure Package and the Final Prospectus; (iii) such as may be required by the applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); (iv) such as may be required by the listing rules of the Nasdaq Capital Market; and (v) such consents, approvals, authorizations, filings or orders as shall have been obtained or made prior to the Closing Date;

(n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer pursuant to (i) the charter or by- laws of the Issuer; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer is a party or bound or to which its property is subject; or

(iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, except, in the cases of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect;

(o) No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement except for such as have been effectively waived;

(p) The condensed consolidated historical financial statements and schedules of the Issuer included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein including with respect to the unaudited financial statements and the related notes thereby);

(q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or its property is pending or, to the knowledge of the Issuer, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement or amendment thereto);

(r) The Issuer owns or leases all such properties as are necessary to the conduct of its operations as presently conducted;

(s) The Issuer is not in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its properties, as applicable, except, in the cases of clauses (ii) and

(iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(t) Mayer Hoffman McCann P.C., who has certified certain financial statements of the Issuer and delivered their report with respect to the audited condensed consolidating financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Issuer within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

(u) The Issuer has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have Material Adverse Effect;

(v) No labor problem or dispute with the employees of the Issuer exists or is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, would reasonably be expected to have a Material Adverse Effect;

(w) The Issuer is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Issuer reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Issuer or its businesses, assets, employees, officers and directors are in full force and effect; the Issuer is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Issuer has not been refused any insurance coverage sought or applied for; and the Issuer has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto);

(x) The Issuer possesses all licenses, certificates, permits and other authorizations required to be issued by all applicable authorities necessary to conduct its business, except where the failure to possess such licenses, permits and other authorizations would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Issuer has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a Material Adverse Effect;

(y) The Issuer maintains a system of internal accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. Except as described in the Registration Statement, Disclosure Package and the Final Prospectus, the Issuer’s internal controls over financial reporting are effective and the Issuer is not aware of any material weakness in their internal controls over financial reporting (it being understood that, as of the date hereof, the Issuer is not required to comply with Section 404 of the Sarbanes-Oxley Act (as defined herein);

(z) The Issuer maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities and Exchange Act 1934, as amended and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”)); such disclosure controls and procedures are effective at the reasonable assurance level;

(aa) The Issuer has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(bb) The Issuer is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) has not received notice of any actual or potential liability under any environmental law, except in the case of (i), (ii) and (iii), where such non- compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus, the Issuer has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(cc) In the ordinary course of its business, the Issuer periodically reviews the effect of Environmental Laws on the business, operations and properties of the Issuer, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Issuer has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect;

(dd) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Issuer that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Issuer that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuer compared to the amount of such contributions made in the most recently completed fiscal year of the Issuer; (ii) a material increase in the “accumulated post- retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Issuer compared to the amount of such obligations in the most recently completed fiscal year of the Issuer; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Issuer related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Issuer may have any liability;

(ee) There is and has been no failure on the part of the Issuer and any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) in effect as of the Effective Date, including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(ff) Neither the Issuer nor, to the knowledge of the Issuer, any director, officer, employee, agent, affiliate or other person, while acting on behalf of the Issuer (i) has made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (ii) has made, offered, promised or authorized any direct or indirect unlawful payment; (iii) has violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti- corruption law; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, promise or authorization of any unlawful contribution, gift, entertainment or other unlawful expense in violation of any applicable anti-corruption laws; and the Issuer has conducted its business in compliance with applicable anti- corruption laws and has instituted, will continue to institute and will maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein;

(gg) The operations of the Issuer are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Issuer conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened;

(hh) Neither the Issuer nor, to the knowledge of the Issuer, any director, officer, employee, agent, affiliate or representative of the Issuer is an individual or entity (“Person”) that is, or is 50% or more owned or otherwise controlled by one or more Persons that are, currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Issuer located, organized or resident in a country or territory that is the subject or target of Sanctions (currently, Cuba, Iran, North Korea, Syria or the Crimea Region, and the Issuer will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and the Issuer has not knowingly engaged in and is not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(ii) As of the Effective Date, the Issuer’s only subsidiaries are Jeune Aesthetics, Inc. and Krystal Australia Pty Ltd.; the Company has no “significant subsidiaries” as defined by Rule 1-02(w)(2) of Regulation S-X;

(jj) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Issuer (i) is and at all times has been in compliance in all respects with all applicable statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Issuer including, without limitation the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any successor government programs and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other applicable local, state, federal, national, supranational and foreign laws relating to the regulation of the Issuer (collectively, the “Applicable Laws”); (ii) has not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect in all respects and are not in violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) has received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority, except in each of (i), (iii) and (vi), where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(kk) The clinical and pre-clinical studies and trials conducted by or, to the knowledge of the Issuer, on behalf of or sponsored by the Issuer, or in which the Issuer has participated, that are described in the Registration Statement, the Disclosure Package and the Final Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Final Prospectus, as applicable, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which it is subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Disclosure Package and the Final Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies and trials; the Issuer has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Final Prospectus; the Issuer has operated and is currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; the Issuer has not received any written notices, correspondence or other communication from the Regulatory Authorities or any applicable governmental authority requiring or threatening the termination or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the Disclosure Package or the Final Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package or the Final Prospectus, other than ordinary course communications with respect to pending clinical trials, and, to the Issuer’s knowledge, there are no reasonable grounds for same;

(ll) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Issuer owns, possesses, licenses or has other rights to use or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Issuer’s business as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Final Prospectus to be conducted. To the Issuer’s knowledge, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the Issuer’s rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or to the Issuer’s knowledge, threatened action, suit, proceeding or claim by others that the Issuer infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuer is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Registration Statement, the Disclosure Package and the Final Prospectus as being owned by or licensed to the Issuer or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Issuer is aware that may render any U.S. patent held by the Issuer invalid or any U.S. patent application held by the Issuer un-patentable which has not been disclosed to the U.S. Patent and Trademark Office, except in the cases of (a) through (g), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(mm) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Issuer (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Representatives;

(nn) Since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, the Issuer has not (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the or incurred any liability or obligation, direct or contingent, that is material to the Issuer, in each case otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the

Disclosure Package, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Issuer’s equity plans that are described in the Disclosure Package and the Final Prospectus or (ii) the issuance, if any, of stock upon conversion of Issuer securities as described in the Disclosure Package and the Final Prospectus) or long term debt of the Issuer or any of its subsidiaries or (y) any Material Adverse Effect;

(oo) Any real property and buildings held under lease by the Issuer are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Issuer;

(pp) The statements set forth in the Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Stock and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; and

(qq) Except as would not reasonably be expected to result in a Material Adverse Effect, (a) there has been no security breach or other material compromise of any of the Issuer’s information technology and computer systems, networks, hardware, software, sensitive data (including the sensitive or proprietary data of its customers, employees, suppliers, and vendors maintained by or on behalf of the Issuer), equipment or technology (collectively, “IT Systems and Data”) and (b) the Issuer has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other material compromise to its IT Systems and Data;

(ss) Neither the Issuer, nor to the Issuer’s knowledge, any of its officers, directors and employees, nor any of their respective agents, contractors or licensees (if any), nor any of their respective business operations, is in violation of any applicable privacy or cybersecurity laws and all other applicable laws and regulations with respect to Personal Data (collectively, the “Privacy Laws”). “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) any information which would qualify as “protected health information” defined under HIPAA, and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation;

(tt) The Issuer has complied and is presently in compliance with all internal policies and contractual obligations relating to (a) the privacy and security of IT Systems and Data and (b) the implementation of commercially reasonable measures to protect such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Issuer has implemented backup and disaster recovery technology consistent with industry standards and practices. The Issuer and, to the Issuer’s knowledge, its officers, directors and employees, and their respective agents, contractors or licensees (if any), have also operated their business in a manner compliant with all Privacy Laws and other material privacy, data security and data protection laws, regulations, and industry standards applicable to the Issuer’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of its personal data; and the Issuer and, to the Issuer’s knowledge, its respective officers, directors and employees, and their respective agents, contractors or licensees (if any), have been and are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and

(uu) Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Underwriter.

(ii) Each Selling Stockholder, severally and not jointly, represent and warrant to, and agree with, each Underwriter that:

(a) Such Selling Stockholder has, and immediately prior to the Closing Date (as defined in Section 3 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Selling Stockholders’ Option Securities , to be sold by such Selling Stockholder hereunder on such date, free and clear of all liens, security interests, encumbrances, equities or claims of any kind, other than pursuant to this Agreement and the Power of Attorney; upon payment for the Selling Stockholders’ Option Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”) (unless delivery of such shares is unnecessary because such shares are already in possession of Cede or such nominee), registration of such shares in the name of Cede or such other nominee (unless registration of such shares is unnecessary because such shares are already registered in the name of Cede or such nominee), and the crediting of such shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”) to such shares), (A) DTC shall be a “protected purchaser” of such shares within the meaning of Section 8-303 of the UCC and will acquire its interest in the shares (including without limitation, all rights that such Selling Stockholder had or has the power to transfer in such shares) free and clear of any “adverse claim” within in the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such shares and (C) no action based on any “adverse claim” within the meaning of Section 8-102 of the UCC to such shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s charter, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(b) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(c) Power of Attorney. Such Selling Stockholder has duly and irrevocably authorized, executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the “Power of Attorney”), appointing, Kate Romano, Alan Pretter and John Thomas and each of them, as attorney-in-fact (the “Attorneys-in-fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the shares of Selling Stockholder Option Securities to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement; and the Power of Attorney is a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms.

(d) Due Authorization; No Conflict; No Consent. Such Selling Stockholder has full right, power and authority to enter into this Agreement and the Power of Attorney; the execution, delivery and performance of this Agreement and the Power of Attorney by such Selling Stockholder, the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby and the compliance by such Selling Stockholder with its obligations hereunder and thereunder have been duly authorized and do not and will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon the Selling Stockholders’ Option Securities to be sold by such Selling Stockholder hereunder or any other property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of the deed of trust of such Selling Stockholder or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder; and, except for the registration of the Selling Stockholders’ Option Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Selling Stockholders’ Option Securities by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental or non- governmental agency or body is required for the execution, delivery and performance of this Agreement and the Power of Attorney by such Selling Stockholder, and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby.

(e) Obligations Irrevocable. The Selling Stockholders’ Option Securities represented by book-entry form for such Selling Stockholder are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for the appointments of each Attorney-in-fact are irrevocable; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law (whether by death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust Selling Stockholder, by the death or incapacity of any executor or trustee thereof or the termination of such trust or estate, or in the case of a partnership or corporation Selling Stockholder, by the dissolution or liquidation of such partnership or corporation, or by the occurrence of any other event); and if any individual Selling Stockholder or trustee or executor of any estate or trust Selling Stockholder should die or become incapacitated, if any estate or trust Selling Stockholder should be terminated, if any partnership or corporation Selling Stockholder should be dissolved or liquidated or if any other event should occur before the delivery of the Selling Stockholders’ Option Securities to the Underwriters hereunder, certificates for the Selling Stockholders’ Option Securities to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and all action taken by the Attorneys-in-fact or any of them under the Power of Attorney shall be as valid, in each such case as if such death, incapacity, termination, dissolution, liquidation or other event had not occurred, whether or not Attorneys-in-fact or any of them shall have notice of such death, incapacity, termination, dissolution, liquidation or other event.

(f) No Material Misstatements. Such Selling Stockholder has no reason to believe that the representations and warranties of the Issuer contained in this Section 1(ii) are not true and correct, is familiar with the Preliminary Prospectus and the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package and the Final Prospectus which has adversely affected or may adversely affect the business of the Issuer or any of its subsidiaries. In respect of any statements in or omissions from the Registration Statement, Disclosure Package, the Final Prospectus and any electronic road show, when taken together as a whole with the Disclosure Package and used by the Issuer or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Issuer or to the Underwriters by such Selling Stockholder specifically for use in connection with the preparation thereof, such Selling Stockholder hereby makes the same representations and warranties to each Underwriter as the Issuer makes to such Underwriter under paragraphs (i)(b) and (i)(c) of this Section.

(g) No Material, Non-Public Information. Such Selling Stockholder is not prompted to sell the Selling Stockholders’ Option Securities pursuant to this Agreement by any material information concerning the Issuer or its subsidiaries that has not been disclosed in the Disclosure Package.

(h) No Stabilization. Such Selling Stockholder has not taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Issuer, or which caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Issuer.

(i) Associated Persons. Neither such Selling Stockholder nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA.

Any certificate signed by or on behalf of a Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of $70.50 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto; and

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer and the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 400,000 Option Securities, comprising up to 200,000 Issuer Option Securities to be sold by and purchased from the Issuer and up to 200,000 Selling Stockholders’ Option Securities to be sold by and purchased from the Selling Stockholders in the aggregate, at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Underwritten Securities but not payable on the Issuer Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Issuer and the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares. In the event that the Underwriters exercise less than their full option to purchase Option Securities, the actual number of Issuer Option Securities to be sold by the Issuer and the actual number of Selling Stockholder Option Securities to be sold by the each Selling Stockholder shall be, as nearly as practicable, in the same proportion as the maximum number of Issuer Option Securities set out on Schedule II and the maximum number of Selling Stockholders’ Option Securities set out on Schedule IV.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second (2nd) Business Day immediately preceding the Closing Date) shall be made at 9:00 a.m., Eastern Standard Time, on December 3, 2021, or at such time on such later date not more than two (2) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Issuer unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third (3rd) Business Day immediately preceding the Closing Date, the Issuer and each Selling Stockholder will deliver their respective Option Securities to the Representatives on the date specified by the Representatives (which shall be within two (2) Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer and the Selling Stockholders, as applicable, by wire transfer payable in same-day funds to an account specified by the Issuer and each Selling Stockholder, as applicable. If settlement for the Option Securities occurs after the Closing Date, the Issuer and the Selling Stockholder will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements.

(i) The Issuer agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably and in good faith object. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b)

Registration Statement shall have been filed with the SEC; (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information; (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Issuer promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request;

(d) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of the Issuer which will satisfy the provisions of Section 11(a) of Rule 158 under the Securities Act;

(e) The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request in writing. The Issuer will pay the reasonable and documented expenses of printing or other production of all documents relating to the offering;

(f) The Issuer will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Issuer will not, without the prior written consent of the Representatives, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of ninety (90) days after the date of this Agreement, provided, however, that the Issuer may issue and sell Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Issuer in effect at the Execution Time and the Issuer may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(h) The Issuer will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(i) The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Capital Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, in an amount not to exceed $25,000 in the aggregate); (viii) the transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities provided however, that the Issuer and Underwriter shall each pay 50% of the cost of chartering any aircraft to be used in connection with the roadshow; (ix) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; and (x) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder;

(j) The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433 under the Securities Act. Any such free writing prospectus consented to by the Representatives the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping; and

(k) The Issuer will promptly notify the Representatives if the Issuer ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 90-day restricted period referred to in Section 5(g) hereof.

(ii) Each Selling Stockholder agrees, severally and not jointly, with the several Underwriters that:

(a) No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company.

(b) Forms W-8 and W-9. Such Selling Stockholder will deliver to the Representatives on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person) or such other applicable form or statement specified by Treasury Department regulations in lieu thereof.

(c) Free Writing Prospectuses. Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) and agrees that it will not distribute any written materials in connection with the offer or sale of the Securities.

(d) Selling Stockholder Information. During the period when delivery of a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) of the Rules and Regulations) is required under the Securities Act, such Selling Stockholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any change in the information relating to such Selling Stockholder in the Registration Statement, the Prospectus or any document comprising the Disclosure Package.

(e) Use of Proceeds. Such Selling Stockholder will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(f) Performance of Covenants and Satisfaction of Conditions. Each Selling Stockholder will use his, her or its best efforts to do and perform all things required to be done or performed under this Agreement by such Selling Stockholder prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Selling Stockholders Optional Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Issuer and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) The Issuer shall have requested and caused Morrison & Foerster LLP, counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Issuer shall have requested and caused Morrison & Foerster LLP, intellectual property counsel for the Issuer, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) Each Selling Stockholder shall have requested and caused Morrison & Foerster LLP, counsel to the Selling Stockholders, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, and in form and substance reasonably satisfactory to the Representatives.

(e) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(f) The Issuer shall have furnished to the Representatives a certificate of the Issuer, signed by any of the Chairman of the Board and the President or the principal financial or accounting officer of the Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any amendments or supplements thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the financial condition, business or properties of the Issuer, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Agreement, and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(h) The Issuer shall have requested and caused Mayer Hoffman McCann P.C. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus (including any supplement thereto).

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change in the financial condition, business or properties of the Issuer, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(j) The Issuer shall have to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, a certificate of the Issuer’s chief financial officer or interim chief financial officer, as applicable, with respect to certain financial information contained in the Registration Statement, the Disclosure Package, and each free writing prospectus, if any.

(k) The Issuer shall have to have furnished to the Representatives, at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives, a certificate of the Issuer’s chief operating officer, as applicable, with respect to certain factual information related to the Issuer’s Intellectual Property contained in the Registration Statement, the Disclosure Package, and each free writing prospectus, if any.

(l) At the Execution Time and on the Closing Date, the Representatives shall have received a certificate from the Company’s Chief Financial Officer, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives with respect to certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(m) Prior to the Closing Date, the Issuer and each Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Capital Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(o) At the Execution Time, the Issuer shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Issuer, including the Selling Stockholders, and certain other stockholders of the Issuer as of the Effective Date, addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at 620 Eighth Avenue, New York, New York 10018, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer will reimburse the Underwriters severally through the Representatives on demand for all reasonable and documented expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

Each Selling Stockholder will pay all fees and expenses incident to the performance of such Selling Stockholder’s obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for such Selling Stockholder, such Selling Stockholder’s fees and expenses of the Attorneys-in-fact and all expenses and taxes incident to the sale and delivery of the Selling Stockholder Option Securities to be sold by such Selling stockholder to the Underwriters hereunder. The underwriting discount associated with the sale of the Selling Stockholder Option Securities to be sold by such Selling Stockholder hereunder shall be deducted from the Selling Stockholders’ proceeds from the sale of such Stock.

8. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates (within the meaning of Rule 405 of the Securities Act) and authorized agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably and actually incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act from and against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed, or any amendment thereof, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; but only with reference to the information relating to the Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Final Prospectus or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which a Selling Stockholder may otherwise have.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signs the Registration Statement, and the Selling Stockholders each of their affiliates (within the meaning of Rule 405 of the Securities Act) and authorized agents, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities and (ii) the statements concerning the Underwriters in the third, fifth and tenth through fifteenth paragraphs in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus. (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel at its own expense; provided, however, that the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, (iv) the indemnifying party shall give written authorization to the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c), of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably and actually incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer, the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and each Selling Stockholder on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, each Selling Stockholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer or each Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering

(before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer or a Selling Stockholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statement and each director of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The liability of a Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Selling Stockholder Option Securities sold by such Selling Stockholder to the Underwriters. The Issuer and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

(f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non- defaulting Underwriter, the Selling Stockholders or the Issuer. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five (5) Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, the Selling Stockholders, and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Issuer’s Common Stock shall have been suspended by the SEC, the Nasdaq Capital Market or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders or the Issuer or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; BofA Securities, Inc. One Bryant Park, New York, New York 10036 (email: dg.ecm_execution_services@bofa.com), Attention: Syndicate Department, with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attention: Brad Friedman, and to c/o William Blair & Company, L.L.C., 150 N. Riverside Plaza, Chicago, Illinois 60606, Attention: Equity Capital Markets and

separately, General Counsel; or, if sent to Krystal Biotech, Inc., will be mailed or delivered to 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania 15203, Attention: Krish S. Krishnan; or if sent to such Selling Stockholders, Krystal Biotech, Inc. 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania 15203, Attention Krish S. Krishnan.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Jurisdiction. The Issuer and each Selling Stockholder agree that any suit, action or proceeding against the Issuer or a Selling Stockholder brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer hereby appoints Krish S. Krishnan, 2100 Wharton Street, Suite 701, Pittsburgh, Pennsylvania, 15203, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer.

15. No Fiduciary Duty. The Issuer and each Selling Stockholder hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s- length commercial transaction between the Issuer and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer or the Selling Stockholders and (c) the Issuer’s engagement of the Underwriters and the Selling Stockholders in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuer and the Selling Stockholders agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters). Each of the Issuer and the Selling Stockholders agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to it, in connection with such transaction or the process leading thereto. Each of the Issuer and the Selling Stockholders further acknowledge and agree that, although the Representatives may provide the Issuer and Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Representatives are not making a recommendation to the Issuer or the Selling Stockholders to participate in the offering or sell any Securities at the purchase price, and nothing set forth in such disclosures or documentation is intended to suggest that any Representative is making such a recommendation

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Issuer and each Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Electronic Signatures. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer and the several Underwriters.

Very truly yours,

Krystal Biotech, Inc.

By:	/s/ Krish Krishnan
Name: Krish Krishnan Title: Chairman and CEO

The Selling Stockholders

The Krishnan Family Trust

By:	/s/ Krish Krishnan
Name: Krish S. Krishnan Title: Trustee

Alta Bioequities, LP

By:	/s/ Dan Janney
Name: Dan Janney Title: Managing Director

[Signature page to Krystal Biotech, Inc. Underwriting Agreement]

The foregoing Underwriting Agreement is hereby

confirmed and accepted as of the

date first above written.

Goldman Sachs & Co. LLC

By:	/s/ Lyla Bibi Maduri
Name: Lyla Bibi Maduri Title: Managing Director

BofA Securities, Inc.

By:	/s/ Aaron Schwimmer
Name: Aaron Schwimmer Title: Managing Director

Cowen and Company, LLC

By:	/s/ Bill Follis
Name: Bill Follis Title: Managing Director

William Blair & Company, L.L.C.

By:	/s/ Christian Hodneland
Name: Christian Hodneland Title: Managing Director

For themselves and as Representatives of the other several Underwriters named in
Schedule I to the foregoing Underwriting Agreement.

[Signature page to Krystal Biotech, Inc. Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Goldman Sachs & Co. LLC	986,667
BofA Securities, Inc.	746,667
Cowen and Company, LLC	560,000
William Blair & Company, L.L.C.	293,333
Chardan Capital Markets LLC	80,000

Total	2,666,667

SCHEDULE II

Title of Securities: Common Stock

Number of Underwritten Securities to be sold by the Issuer: 2,666,667

Number of Issuer Option Securities to be sold by the Issuer: 200,000

Number of Selling Stockholders’ Option Securities to be sold by the Selling Stockholders: 200,000

Price per Share to Public: $75.00

Price per Share to the Underwriters: $70.50

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE IV

Selling Stockholders	Maximum Number of Option Securities to be Sold by the Selling Stockholders
The Krishnan Family Trust	100,000
Alta Bioequities, L.P.	100,000

EXHIBIT A

Form of Lock-Up Agreement